UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2006

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	120510	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11355 Stephens Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 29, 2006, Universal Am-Can, Ltd., or UACL, a subsidiary of Universal Truckload Services, Inc., amended the consulting agreement between UACL and Angelo A. Fonzi, a director of Universal Truckload Services, Inc. A copy of the amendment is attached as Exhibit 10.1 to this Form 8-K.

Under the terms of the amendment, UACL and Mr. Fonzi agreed to extend Mr. Fonzi’s compensation rate of $10,000 per month and add an allowance of $493 per month for automobile related expenses, each for an additional twenty four months, from August 2006 through July 2008. Under the terms of the consulting agreement between UACL and Mr. Fonzi, as amended on September 28, 2005, Mr. Fonzi’s compensation rate would have decreased to $5,000 per month beginning in August 2006.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2, dated June 29, 2006, to Consulting Agreement dated August 12, 2004, as amended, between Universal Am-Can, Ltd. and Angelo A. Fonzi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 30, 2006	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1*+	Amendment No. 2, dated June 29, 2006, to Consulting Agreement dated August 12, 2004, as amended, between Universal Am-Can, Ltd. and Angelo A. Fonzi.

*	Filed herewith.
+	Indicates a management contract, compensatory plan or arrangement